INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The accompanying unaudited pro forma condensed combined financial statements present the Staffing 360 Solutions, Inc. and The Revolution Group. Ltd. unaudited pro forma condensed combined statements of operations for the years ended May 31, 2012 for Staffing 360 Solutions, Inc. and December 31, 2012 for The Revolution Group, Ltd. The unaudited pro forma condensed combined balance sheets are based on the unaudited consolidated balance sheet as of February 28, 2013 for Staffing 360 Solutions, Inc. and the audited balance sheet as of December 31, 2012 for The Revolution Group, Ltd. The unaudited pro forma condensed combined statements of operations are presented as if the merger had occurred on June 1, 2011. The unaudited pro forma condensed combined balance sheets gives effect to the transaction as if it occurred on February 28, 2013.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Staffing 360 Solutions, Inc. and The Revolution Group, Ltd. included in this Form 8-K.

We anticipate that the Merger will provide the combined company the ability to integrate the business of The Revolution Group, Ltd. into the Company’s existing staffing business within the expected timeframe which would enable the Company to operate more effectively and efficiently and to create synergy hence lower costs of operations. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to synergies or cost savings on operating expenses and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

• changes in the trading price for Staffing 360 Solutions, Inc.’s common stock;

•net cash used or generated in The Revolution Group, Ltd.’s operations between the signing of the Merger Agreement and completion of the merger;

•other changes in The Revolution Group, Ltd.’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below;

•changes in the financial results of the combined company; and

•changes in the estimated fair value of the acquired intangible assets

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•the accompanying notes to unaudited pro forma consolidated financial information;

•the audited financial statements of The Revolution Group, Inc. for the year ended December 31, 2012 and the notes relating thereto;

•the unaudited consolidated financial statements of Staffing 360 Solutions, Inc. as of February 28, 2013 and the notes relating thereto;

•the audited consolidated financial statements of Staffing 360 Solutions, Inc. for the year ended May 31, 2012 and the notes relating thereto;

Purchase of The Revolution Group, LTD.
Cash		896,996
Shares issued (512,569 shares @ $1.50/share)		768,853
Earn Out		1,150,000
		2,815,849
Acquired Assets:
Prepaid expenses	50,773
Fixed assets, net	32,623
Related party receivable	150,000
	233,396
Acquired Liabilities:
Accounts payable	66,535
Net Assets Acquired		166,861
TOTAL		2,648,988

Breakdown of Total:
Intangible		1,483,170
Goodwill		1,165,818
		2,648,988

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED PROFORMA BALANCE SHEETS

	Staffing 360 Solutions, Inc.	The Revolution Group, LTD.		Pro Forma	Pro Forma
	February 28, 2013	December 31, 2012		Adjustments	Combined Totals
	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash	$166,593	$202,407	[1]	(202,407)	$319,597
			[1]	(896,996)
			[2]	1,050,000
Available for sale securities	-	18,458	1	(18,458)	-
Accounts receivable, net	74,842	679,455	[1]	(679,455)	74,842
Prepaid expenses	53,784	50,773			104,557
Total Current Assets	295,219	951,093		(747,316)	498,996

Fixed assets, net	-	32,623			32,623
Related party receivable	-	150,000			150,000
Intangible	-	-	[1]	1,483,170	1,483,170
Goodwill			[1]	1,165,818	1,165,818

Total Assets	$295,219	$1,133,716		$1,901,672	$3,330,607

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Convertible notes payable	$1,175,000	$-			$1,175,000
Notes payable - related parties	13,850	-			13,850
Accounts payable	334,069	66,535	[1]	1,150,000	1,550,604
Accounts payable - related parties	155,077	-			155,077
Accrued interest	41,471	-			41,471
Accrued interest - related parties	747	-			747

Total Current Liabilities	1,720,214	66,535		1,150,000	2,936,749

STOCKHOLDERS' DEFICIT:
Common stock ($0.00001 par value; 75,000,000 shares authorized; 7,620,000 shares issued and outstanding at February 28, 2013 and May 31, 2012)	76	-	[1,2]	17.00	93
Additional paid-in capital	50,404	-	[1,2]	1,818,836.00	1,869,240
Accumulated other comprehensive loss	-	(7,707)[1]		7,707.00	-
Accumulated deficit	(1,475,475)	1,074,888	[1]	(1,074,888.00)	(1,475,475)

Total Stockholders' Deficit	(1,424,995)	1,067,181		751,672	393,858

Total Liabilities and Stockholders' Deficit	$295,219	$1,133,716		$1,901,672	$3,330,607

The accompanying notes are integral parts of the unaudited pro forma consolidated financial statements.

STAFFING 360 SOLUTIONS, INC. AND SUBSIDIARY

UNAUDITED CONDENSED PROFORMA STATEMENTS OF OPERATIONS

	For the Years Ended			Pro Forma	Pro Forma
	May 31, 2012	December 31, 2012		Adjustments	Combined Totals
	Staffing 360 Solutions, Inc.	The Revolution Group, LTD.

REVENUES	$-	$4,797,372			$4,797,372

COST OF REVENUES	-	3,538,830			3,538,830

GROSS PROFIT	-	1,258,542			1,258,542

OPERATING EXPENSES:
Recruiting expense	-	376,238		-	376,238
Sales expenses	-	311,676		-	311,676
Compensation expense	37,008	-		-	37,008
Consulting fees - related party	109,500	-		-	109,500
Rent - related party	2,000	-		-	2,000
Professional fees	82,370	-	[4]	133,578	215,948
Amortization	-	-	[3]	463,164	463,164
General and administrative	10,960	560,915		-	571,875

Total Operating Expenses	241,838	1,248,829		596,742	2,087,409

(EXPENSE) INCOME FROM OPERATIONS	(241,838)	9,713		(596,742)	(828,867)

OTHER (EXPENSES) INCOME
Other income	-	867		-	867
Interest expense	(2,975)	-		-	(2,975)
Interest expense - related parties	(68)	-		-	(68)

Total Other (Expenses) Income	(3,043)	867		-	(2,176)

INCOME FROM OPERATIONS BEFORE INCOME TAXES	$(244,881)	10,580		(596,742)	(234,301)
Income tax expense	-	2,236		-	2,236

Net (loss) income	$(244,881)	$8,344		$(596,742)	$(236,537)

Other comprehensive income (loss)
Available for sale securities	-	3,024			3,024
Comprehensive income	$(244,881)	$11,368			$(233,513)

NET LOSS PER COMMON SHARE:
Basic and diluted	$(0.03)				$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	7,451,803				9,320,000

The accompanying notes are integral parts of the unaudited pro forma consolidated financial statements.

To refect the acquisition of The Revolution Group, LTD through the aggregate consideration of $1,665,849. The purchaser paid $896,996, the cash portion of the transaction, and paid the remaining $768,853 of the closing payment by the issuance of 512,569 restricted shares of the Purchasers common stock. In addition, each shareholder of The Revolution Group, LTD. agreed to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser hereby agreed to purchase, acquire and take assignment and delivery of, all of the shares of capital stock of The Revolution Group, LTD. held by such Shareholder, which on the Closing Date collectively constituted one hundred percent (100%) of the issued and outstanding shares of capital stock of The Revolution Group, LTD. The Purchaser acknowledged and agreed that it shall acquire no interest in: (i) any bank accounts or investment accounts of The Revolution Group, LTD. or cash therein as such exist immediately prior to the Closing, (ii) any accounts receivable arising in connection with work performed on or prior to the Closing Date, whether or not collected after the Closing Date; (iii) the cell phones and cell phone numbers of any Shareholder or employee of TRG; or (iv) any LinkedIn account or Facebook, Twitter or other social media account of any Shareholder or employee; all of which items in clauses (i) through (iv) shall belong to the Shareholders or the employees, as the case may be (the “Excluded Assets”).

The resultant Intangible Asset from the acquisition of The Revolution Group, LTD.  has been deemed Non Contractual Relationships. The preliminary valuation and classification are subject to change pending an appraisal of the acquisition of The Revolution Group. The accompanying unaudited consolidated statements of operations for the year ended May 31, 2012, reflect the amortization of this intangible asset as if the acquisition had occurred at the inception of the period, and the expense of the intangible asset had been in effect for the entire period. The Intangible asset is being amortized over the estimated useful life of the asset of five years. The resultant Goodwill from the acquisition of  The Revolution Group, LTD. has been deemed assets in excess of cost.

In addition to the Purchase Price, the Company will pay to the Shareholders performance based compensation in an amount in cash equal to (i) 20% of the amount of The Revolution Group’s gross profit up to and including an aggregate of $5,000,000 during the Earn Out Period;  (ii) 7% of the amount of TRG’s gross profit, if any, in excess of an aggregate of $5,000,000 during the Earn Out Period. The Earn Out Period is defined as The Revolution Group’s Gross Profit from the Closing date through the end of the sixteenth (16th) quarter following the Closing Date (the “Earn Out Period”) not to exceed a total of $1,500,000. The Company recorded this transaction as an Intangible Asset relating to the acquisition of The Revolution Group, LTD. and is being amortized over the estimated life of the asset. This preliminary valuation and classification is subject to change pending actual results over the 16 quarters and will be adjusted based on the actual results on a quarterly basis.

Entry # 1	Dr	Cr
Intangible asset - Non Contractual Relationships	333,170
Intangible asset - Earn Out	1,150,000
Goodwill	1,165,818
Accumulated deficit	1,074,888
Cash		202,407
Available for sale securities		18,458
Accounts receivable		679,455
Cash		896,996
Common Stock		5
Additional paid-in capital		768,848
Other omprehensive		7,707

On April 19, 2013, Staffing 360 Solutions, Inc. completed a closing of a private offering of Units with certain accredited investors for total gross proceeds of $1,050,000. Pursuant to a subscription agreement with the Purchasers, the Company issued to the Purchasers units consisting of (i) 27,778 shares of common stock, par value $0.00001 per share and (ii) a warrant to purchase 13,889 shares of Common Stock at an exercise price of $1.80 per Share, for a purchase price of $25,000 per Unit.

Enrty #2	Dr	Cr
Cash	1,050,000
Common Stock		12
Additional paid-in capital		1,049,988

To reflect amortization of the Intangible Assets over the estimated life of the asset of five years

Enrty #3	Dr	Cr
Amortization of Intangible asset	296,634
Accumulated Amortization		296,634

To reflect professional fees associated with the purchase of The Revolution Group, LTD.

Enrty #4	Dr	Cr
Professional Fees	133,578
Accounts payable		133,578